As filed with the Securities and Exchange Commission on May 12, 2000.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                       ENTERPRISE PRODUCTS PARTNERS L.P.
             (Exact name of registrant as specified in its charter)

           Delaware                                              76-0568219
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                              2727 North Loop West
                              Houston, Texas 77008
          (Address of principal executive offices, including zip code)

           ENTERPRISE PRODUCTS COMPANY 1998 LONG-TERM EXECUTIVE PLAN ENTERPRISE PRODUCTS GP, LLC 1999 LONG-TERM EXECUTIVE PLAN
                            (Full title of the plan)

                               Richard H. Bachmann
                Executive Vice President and Chief Legal Officer
                               2727 North Loop West
                              Houston, Texas 77008
                    (Name and address of agent for service)

                                  713-880-6500
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                                  John T. Unger
                               Snell & Smith, P.C.
                           1000 Louisiana, Suite 1200
                              Houston, Texas 77002

CALCULATION OF REGISTRATION FEE

    Title of                                  Proposed maximum         Proposed maximum           Amount of
securities to be          Amount to be         offering price              aggregate            registration
   registered              registered           per share(1)          offering price (1)           fee(1)
-------------------------------------------------------------------------------------------------------------

Common Units of Enterprise
Products Partners L.P.        2,000,000(2)        $20.8125                 $41,625,000              $10,989

-------------------------------------------------------------------------------------------------------------

(1)  Calculated pursuant to Rule 457(h) under the Securities Act of 1933.
(2) Includes an indeterminate number of Common Units that may become issuable pursuant to the antidilution provisions of the Plan.

                                  Part II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference in the registration statement:

     (a) The registrant's annual report on Form 10-K for the year ended December 31, 1999.

     (b) The registrant's current reports on Form 8-K dated March 2, 2000, March 14, 2000, and March 20, 2000.

     (c) The descriptions of the registrant's common units which are contained in (i) the registrant's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions and (ii) the registrant's registration statement no. 333-93239 on Form S-3 filed under the Securities Act of 1933, declared effective on January 14, 2000, including any prospectus and prospectus supplement thereto.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the common units offered have been sold or which deregisters all of such common units then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                                 Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                                 Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The Partnership Agreement of Enterprise Products Partners L.P. provides that the Partnership will indemnify (i) the General Partner, (ii) any Departing Partner, (iii) any Person who is or was an affiliate of a General Partner or any Departing Partner,
(iv) any Person who is or was a member, partner, officer director, employee, agent or trustee of a General Partner or any Departing Partner or any affiliate of a General Partner or any Departing Partner, or (v) any Person who is or was serving at the request of a General Partner or any Departing Partner or any affiliate of any such person, any affiliate of a General Partner or any Departing Painter as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person ("Indemnitees"), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any

Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of the Partnership, and the General Partner shall not be personally liable for, or have any obligation to contribute or lend funds or assets to the Partnership to enable it to effectuate, such indemnification. The Partnership is authorized to purchase (or to reimburse the General Partner or its affiliates for the cost of) insurance against liabilities asserted against and expenses incurred by such persons in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such person against such liabilities under the provisions described above.

     The Registrant and/or the General Partner may provide liability insurance for each director and officer of the General Partner for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the General Partner, whether or not the Registrant would have the power to indemnify such person against such liability, as permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                                 Not applicable

ITEM 8.  EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

     3.1  Second  Amended  and  Restated  Agreement  of Limited  Partnership  of
          Enterprise Products Partners L.P. dated as of September 17, 1999 (incorporated by reference to Exhibit 4 on Form 8-K dated October 4,
          1999).

     3.2 First Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC dated as of September 17, 1999 (incorporated by reference to Exhibit 99.8 on the Form 8-K/A-1 dated October 27, 1999).

     5.1  Opinion of Snell & Smith, A Professional Corporation.

     10.1 Enterprise Products Company 1998 Long-Term Incentive Plan.

     10.2 Enterprise Products GP, LLC 1999 Long-Term Incentive Plan.

     10.3 Form of Option Agreement under the 1998 Long-Term Incentive Plan and the 1999 Long-Term Incentive Plan.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Snell & Smith,  A  Professional  Corporation  (included  in
          Exhibit 5.1).

     24.1 Powers  of  Attorney   (included  on  the   signature   page  to  this
          Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim or indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 12th day of May 2000.

                                ENTERPRISE PRODUCTS PARTNERS L.P.

                                BY: ENTERPRISE PRODUCTS G.P., LLC,
                                         As General Partner

                                By:      /s/ O.S. Andras
                                         ---------------------------------------
                                         O.S. Andras
                                         President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints O.S. Andras or Richard H. Bachmann, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities set forth opposite their respective names and on the 12th day of May 2000.

              Name                                        Title
                                             (of Enterprise Products GP, LLC)
 /s/ Dan L. Duncan
--------------------------------------
Dan L. Duncan                                Chairman of the Board and Director


 /s/ O.S. Andras
--------------------------------------
O.S. Andras                                  President, Chief Executive Officer,
                                             and Director
                                             (Principal Executive Officer)


 /s/ Randa L. Duncan
--------------------------------------
Randa L. Duncan                              Group Executive Vice President and
                                             Director


 /s/ Gary L. Miller
--------------------------------------       Executive Vice President, Chief
Gary L. Miller                               Financial Officer, Treasurer and
                                             Director (Principal Financial and
                                             Accounting Officer)


 /s/ Charles R. Crisp
--------------------------------------
Charles R. Crisp                             Director


 /s/ Dr. Ralph S. Cunningham
--------------------------------------
Dr. Ralph S. Cunningham                      Director


 /s/ Curtis R. Frasier
--------------------------------------
Curtis R. Frasier                            Director


 /s/ Lee W. Marshall, Sr.
--------------------------------------
Lee W. Marshall, Sr.                         Director


 /s/ Stephen H. McVeigh
--------------------------------------
Stephen H. McVeigh                           Director

                                  EXHIBIT INDEX

Exhibit

3.1 Second Amended and Restated Agreement of Limited Partnership of Enterprise Products Partners L.P. dated as of September 17, 1999 (incorporated by reference to Exhibit 4 on Form 8-K dated October 4, 1999).

3.2 First Amended and Restated Limited Liability Company Agreement of the General Partner dated as of September 17, 1999 (incorporated by reference to Exhibit 99.8 on the Form 8-K/A-1 dated October 27, 1999).

5.1  Opinion of Snell & Smith, A Professional Corporation.

10.1 Enterprise Products Company 1998 Long-Term Incentive Plan.

10.2 Enterprise Products GP, LLC 1999 Long-Term Incentive Plan.

10.3 Form of Option Agreement under the 1998 Long-Term Incentive Plan and the 1999 Long-Term Incentive Plan.

23.1 Consent of Deloitte & Touche LLP.

23.2 Consent of Snell & Smith, A Professional Corporation (included in Exhibit 5.1).

24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                                                     EXHIBIT 5.1
                                                                     -----------


                       [Letterhead of Snell & Smith, P.C.]



                                  May 12, 2000



Enterprise Products Partners L.P.
2727 North Loop West
Houston, Texas 77008

Ladies and Gentlemen:

     We have acted as counsel for Enterprise Products Partners L.P., a Delaware limited partnership (the "Registrant"), with respect to certain legal matters in connection with the registration by the Registrant under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 2,000,000 common units of limited partner interests (the "Units"), for issuance under the 1998 Long-Term Incentive Plan of Enterprise Products Company and the 1999 Long-Term Incentive Plan of Enterprise Products GP, LLC (the "Plans").

     In connection with the foregoing, we have examined or are familiar with the Second Amended and Restated Agreement of Limited Partnership of the Registrant dated September 17, 1999, and the First Amended and Restated Limited Liability Company Agreement of Enterprise Products GP, LLC, a Delaware limited liability company and the general partner of the Registrant , the Plans, the partnership and limited liability company proceedings with respect to the registration of the Units, and the Registration Statement on Form S-8 filed in connection with the registration of the Units (the "Registration Statement"), and such other certificates, instruments, and documents as we have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that the Units have been duly authorized and when issued by the Registrant and delivered by Enterprise Products Company pursuant to the Plans will be validly issued, fully paid, and non-assessable.

     The foregoing opinion is limited to the laws of the United States of America and the State of Delaware. For purposes of this opinion, we assume that the Units will be issued in compliance with all applicable state securities or Blue Sky laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                                   Very truly yours,

                                                   Snell & Smith, A Professional
                                                           Corporation

                                                                    EXHIBIT 10.1
                                                                    ------------


                               ENTERPRISE PRODUCTS
                          1998 LONG-TERM INCENTIVE PLAN


         SECTION 1.   Purpose of the Plan.
                      --------------------

         The Enterprise Products 1998 Long-Term Incentive Plan (the "Plan") is intended to promote the interests of Enterprise Products Partners L.P., a Delaware limited partnership (the "Partnership"), by encouraging employees and directors of Enterprise Products Company (the "Company") and its Affiliates who perform services for the Partnership to acquire or increase their equity interests in the Partnership and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to remain with the Company and its Affiliates and to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of key individuals who are essential for the growth and profitability of the Partnership.

         SECTION 2.   Definitions.
                      -----------

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" means the Partnership and any entity (i) that controls, is controlled by or is under common control with the Company or the Partnership or
(ii) in which the Company or the Partnership has a direct or indirect significant business interest, in each case, as determined by the Committee in its discretion.

         "Award" means an Option or Restricted Unit granted under the Plan.

         "Board" means the Board of Directors of the Company.

         "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board may designate to administer the Plan.

         "DER" means a contingent right, granted in tandem with a specific Award, to receive an amount in cash equal to any cash distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

         "Director" means a "non-employee director", as defined in Rule 16b-3, of the Company.

         "Employee" means any employee of the Company or an Affiliate, as determined by the Committee.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         "Option" means an option to purchase Units granted under the Plan.

         "Participant" means any Employee or Director granted an Award under the Plan.

         "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Restricted Unit" means a phantom Unit granted under the Plan.

         "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" means the Securities and Exchange Commission, or any successor thereto.

         "Unit" means a Common Unit of the Partnership.

         SECTION 3.  Administration.
                     --------------

         The Plan shall be  administered  by the  Committee.  A majority  of the
Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee", other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary thereof.

         SECTION 4.  Units Available for Awards.
                     --------------------------

         (a) Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Awards may be granted under the Plan is 1,000,000. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Awards may be granted.

         (b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate or other Person, other than the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.

         (c) Adjustments. In the event the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

         SECTION 5.   Eligibility.
                      -----------

         Any Employee and Director shall be eligible to be designated a Participant.

         SECTION 6.   Awards.
                      ------

         (a) Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Options, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions or intent of the Plan.

                  (i) Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and may be equal to, greater or less than its Fair Market Value as of the date of grant, as determined by the Committee, in its discretion.

                  (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a "cashless-broker" exercise (through procedures approved by the Company), other property, a note from the Participant (in a form and on terms acceptable to the Company, which may include such security arrangements as the Company deems appropriate), or any combination thereof, having a value on the exercise date equal to the relevant exercise price.

                  (iii) DERs. To the extent provided by the Committee in its discretion, an Option grant may include a tandem DER grant, which shall provide that such DERs shall be paid currently to the Participant, be credited to a Company bookkeeping account (with or without interest) and be subject to the same restrictions as the tandem Option, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

                  (iv) Term. Each Option shall expire as provided in the grant agreement for such Option.

                  In the event the Committee determines, in its discretion, that Units are not readily available to the Company to pay a Participant on exercise of an Option, in lieu of delivering Units, the Committee may direct the Company to pay the Participant an amount in cash equal to the excess of the Fair Market Value of a Unit and the exercise price of the Option.

         (b) Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Award, including whether DERs are granted with respect to such Restricted Units.

                  (i) DERs. To the extent provided by the Committee in its discretion, a grant of Restricted Units may include a tandem DER grant, which shall provide that such DERs shall be paid currently to the Participant, be credited to a Company bookkeeping account (with or without interest) and be subject to the same restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

                  (ii)  Lapse  of   Restrictions.   Upon  the  vesting  of  each
         Restricted Unit, the Participant shall be entitled to receive from the Company one Unit, subject to the provisions of Section 9(b).

                  In the event the Committee determines, in its discretion, that Units are not readily available to the Company to pay such Award, in lieu of delivering Units the Committee may direct the Company to pay the Participant an amount in cash equal to the Fair Market Value of an equal number of Units.

         (c)      General.
                  -------

                  (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (ii)     Limits on Transfer of Awards.
                           ----------------------------

                           (A) Except as provided in (C) below, each Option shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

                           (B) Except as provided in (C) below,  no Award and no
                  right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                           (C) To the extent specifically provided by the Committee with respect to an Option grant, an Option may be transferred by a Participant without consideration to an immediate family member of the Participant on such terms and conditions as the Committee may from time to time establish.

                  (iii) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (iv) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

                  (v) Delivery of Units or other Securities and Payment by Participant of Consideration. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, withholding of Units, cashless broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

         SECTION 7.   Amendment and Termination.
                      -------------------------

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan:

                  (i) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the units are traded and subject to Section 7(ii) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

                  (ii) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(iii), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

                  (iii) Adjustment or Termination of Awards Upon the Occurrence of Certain Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria (if any) included in, Awards in recognition of unusual or significant events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, of changes in applicable laws, regulations, or accounting principles, or a change in control of the Company (as determined by its Board) whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustments may include, without limitation, accelerating the exercisability of an Award, accelerating the date on which the Award will terminate and/or canceling Awards by the payment of cash and/or other property equal to the Option's positive "spread" or, if a Restricted Unit, the value of a Unit.

         SECTION 8.   General Provisions.
                      ------------------

         (a) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

         (b) Termination of Employment. For purposes of the Plan, unless the Award agreement provides to the contrary, a Participant shall not be deemed to have terminated employment with the Company and its Affiliates or membership from the Board until such date as the Participant is no longer either an Employee or a Director, i.e., a change in status from Employee to Director or Director to Employee shall not be a termination.

         (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. Nothing in the Plan or any Award agreement shall operate or be construed as constituting an employment agreement with any Participant and each Participant shall be an "at will" employee, unless such Participant has entered into a separate written employment agreement with the Company or an Affiliate.

         (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without giving effect to principles of conflicts of law.

         (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of any securities exchange, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

         (g) Unsecured Creditors. Neither the Plan nor any Award shall create or be construed to create a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or the Affiliate.

         (h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         SECTION 9.   Term of the Plan.
                      ----------------

         The Plan shall be effective on the date of its approval by the Board and shall continue until all available Units under the Plan have been paid to Participants or the earlier termination of the Plan by action of the Board.

                                                                    EXHIBIT 10.2
                                                                    ------------


                          ENTERPRISE PRODUCTS, GP, LLC
                          1999 LONG-TERM INCENTIVE PLAN


         SECTION 1.   Purpose of the Plan.
                      -------------------

         The Enterprise Products GP, LLC 1999 Long-Term Incentive Plan (the "Plan") is intended to promote the interests of Enterprise Products Partners L.P., a Delaware limited partnership (the "Partnership"), by encouraging employees and directors of Enterprise Products GP, LLC (the "Company") and its Affiliates who perform services for the Partnership to acquire or increase their equity interests in the Partnership and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to remain with the Company and its Affiliates and to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of key individuals who are essential for the growth and profitability of the Partnership.

         SECTION 2.   Definitions.
                      -----------

         As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" means Enterprise Products Company, the Partnership and any entity (i) that controls, is controlled by or is under common control with Enterprise Products Company, the Company or the Partnership or (ii) in which the Company or the Partnership has a direct or indirect significant business interest, in each case, as determined by the Committee in its discretion.

         "Award" means an Option or Restricted Unit granted under the Plan.

         "Board" means the Board of Directors of the Company.

         "Committee" means such committee of the Board as the Board may designate to administer the Plan.

         "DER" means a contingent right, granted in tandem with a specific Award, to receive an amount in cash equal to any cash distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

         "Director" means a "non-employee director", as defined in Rule 16b-3, of the Company or an Affiliate.

         "Employee" means any employee of the Company or an Affiliate, as determined by the Committee.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         "Option" means an option to purchase Units granted under the Plan.

         "Participant" means any Employee or Director granted an Award under the Plan.

         "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Restricted Unit" means a phantom Unit granted under the Plan.

         "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" means the Securities and Exchange Commission, or any successor thereto.

         "Unit" means a Common Unit of the Partnership.

         SECTION 3.  Administration.
                     --------------

         The Plan shall be  administered  by the  Committee.  A majority  of the
Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose. Upon any such delegation all references in the Plan to the "Committee", other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer's right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary thereof.

         SECTION 4.  Units Available for Awards.
                     --------------------------

         (a) Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Awards may be granted under the Plan is 1,000,000. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Awards may be granted.

         (b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate or other Person, including the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.

         (c) Adjustments. In the event the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

         SECTION 5.   Eligibility.
                      -----------

         Any Employee and Director shall be eligible to be designated a Participant.

         SECTION 6.   Awards.
                      ------

         (a) Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Options, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions or intent of the Plan.

                  (i) Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and may be equal to, greater or less than its Fair Market Value as of the date of grant, as determined by the Committee, in its discretion.

                  (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a "cashless-broker" exercise (through procedures approved by the Company), other property, a note from the Participant (in a form and on terms acceptable to the Company, which may include such security arrangements as the Company deems appropriate), or any combination thereof, having a value on the exercise date equal to the relevant exercise price.

                  (iii) DERs. To the extent provided by the Committee in its discretion, an Option grant may include a tandem DER grant, which shall provide that such DERs shall be paid currently to the Participant, be credited to a Company bookkeeping account (with or without interest) and be subject to the same restrictions as the tandem Option, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

                  (iv) Term. Each Option shall expire as provided in the grant agreement for such Option.

                  In the event the Committee determines, in its discretion, that Units are not readily available to the Company to pay a Participant on exercise of an Option, in lieu of delivering Units, the Committee may direct the Company to pay the Participant an amount in cash equal to the excess of the Fair Market Value of a Unit and the exercise price of the Option.

         (b) Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Award, including whether DERs are granted with respect to such Restricted Units.

                  (i) DERs. To the extent provided by the Committee in its discretion, a grant of Restricted Units may include a tandem DER grant, which shall provide that such DERs shall be paid currently to the Participant, be credited to a Company bookkeeping account (with or without interest) and be subject to the same restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

                 (ii) Lapse of Restrictions. Upon the vesting of each Restricted Unit, the Participant shall be entitled to receive from the Company one Unit.

                  In the event the Committee determines, in its discretion, that Units are not readily available to the Company to pay such Award, in lieu of delivering Units the Committee may direct the Company to pay the Participant an amount in cash equal to the Fair Market Value of an equal number of Units.

         (c)      General.
                  -------

                  (i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

                  (ii)     Limits on Transfer of Awards.
                           ----------------------------

                           (A) Except as provided in (C) below, each Option shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

                           (B) Except as provided in (C) below,  no Award and no
                  right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

                           (C) To the extent specifically provided by the Committee with respect to an Option grant, an Option may be transferred by a Participant without consideration to an immediate family member of the Participant on such terms and conditions as the Committee may from time to time establish.

                  (iii) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (iv) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

                  (v) Delivery of Units or other Securities and Payment by Participant of Consideration. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, withholding of Units, cashless broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

         SECTION 7.   Amendment and Termination.
                      -------------------------

         Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan:

                  (a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

                  (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

                  (c) Adjustment or Termination of Awards Upon the Occurrence of Certain Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria (if any) included in, Awards in recognition of unusual or significant events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, of changes in applicable laws, regulations, or accounting principles, or a change in control of the Company (as determined by its Board) whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustments may include, without limitation, accelerating the exercisability of an Award, accelerating the date on which the Award will terminate and/or canceling Awards by the payment of cash and/or other property equal to the Option's positive "spread" or, if a Restricted Unit, the value of a Unit.

         SECTION 8.   General Provisions.
                      ------------------

         (a) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

         (b) Termination of Employment. For purposes of the Plan, unless the Award agreement provides to the contrary, a Participant shall not be deemed to have terminated employment with the Company and its Affiliates or membership from the Board until such date as the Participant is no longer either an Employee or a Director, i.e., a change in status from Employee to Director or Director to Employee shall not be a termination.

         (c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. Nothing in the Plan or any Award agreement shall operate or be construed as constituting an employment agreement with any Participant and each Participant shall be an "at will" employee, unless such Participant has entered into a separate written employment agreement with the Company or an Affiliate.

         (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without giving effect to principles of conflicts of law.

         (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award,  or would  disqualify the Plan or any

Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         (f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of any securities exchange, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

         (g) Unsecured Creditors. Neither the Plan nor any Award shall create or be construed to create a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or the Affiliate.

         (h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

         (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         SECTION 9.   Term of the Plan.
                      ----------------

         The Plan shall be effective on the date of its approval by the Board and shall continue until all available Units under the Plan have been paid to Participants or the earlier termination of the Plan by action of the Board.

                                                                    EXHIBIT 10.3
                                                                    ------------




           FORM OF OPTION AGREEMENT UNDER THE 1998 LONG-TERM INCENTIVE
                   PLAN AND THE 1999 LONG-TERM INCENTIVE PLAN
                   ------------------------------------------



                               _____________, 20__



_________________________

_________________________

_________________________


         Re:  Grant of MLP Unit Options

Dear ___________:

                  I am pleased to inform you that you have been granted options (the "Options") under the 199_ Long-Term Incentive Plan (the "Plan") of Enterprise Products ____ (the "Company") to purchase Common Units ("Common Units") of Enterprise Products Partners L.P. as follows:

         1. Option Exercise Price per Common Unit: $______ Number of Options Granted (One
                            Option equals the Right to
                             Purchase One Common Unit):        ______
                  Option Grant #:                               9_-__

         2. The Options shall become fully vested (nonforfeitable) on the earlier of (i) ____________, 20__ or (ii) a Qualifying Termination (as defined below). Subject to the further provisions of this Agreement, the Options, if vested, may be exercised in whole or in part or in two or more successive parts at any time, subject to the provisions of Paragraphs 5, 6 and 7 below, on and after ________, 20__ and on or before ___________, 20__ (the "Exercise Period"); provided, however, that the Options shall not be exercisable following ___________, 20__ (except as provided in Paragraph 7 below) or the earlier termination of such Options as provided herein. In the event your employment with the Company and its Affiliates is terminated prior to _________, 20__, for any reason other than a Qualifying Termination, the Options shall automatically and immediately be forfeited and cancelled unexercised on the date of such termination of employment.

         3. To the extent exercisable, the Options may be exercised from time to time by a notice in writing of such exercise which references Option Grant

#9_-__ and the number of Options (or Common Units relating thereto) which are being exercised. Such notice shall be delivered or mailed to the Company at its corporate offices in Houston, Texas, as follows:

         If by mail:       Enterprise Products _______
                           P.O. Box 4324
                           Houston, Texas 77210-4324
                           Attention:  Secretary

         If by delivery:   Enterprise Products ________
                           2727 North Loop West, 7th Floor
                           Houston, Texas 77008
                           Attention:  Secretary

An election to exercise shall be irrevocable. The date of exercise shall be, if such election is by delivery, the date the notice is hand delivered to the Company, or if such election is mailed to the Company, the date on which the envelope is postmarked by the U.S. Postal Service, whichever is applicable. If the date of exercise is on a day on which the New York Stock Exchange is generally closed for trading, the exercise date shall be deemed to be the next preceding date on which the New York Stock Exchange is generally open for trading.

         4. An election to exercise one or more of the Options shall be accompanied by the tender of the full exercise price of the Options (rounded to the nearest whole cent) for which the election is made. Payment of the purchase price may be made in cash or a check acceptable to the Company or, with the consent of the Committee, a cashless-broker procedure approved by the Company. However, no exercise shall be effective until you have made arrangements acceptable to the Company to satisfy all applicable tax withholding requirements of the Company, if any, with respect to such exercise. If, when you exercise the Option, you are subject to Section 16(b) of the Securities Exchange Act of 1934 by reason of being a current or former officer or director of the Company or an Affiliate, you may direct the Company to withhold a number of Common Units subject to the Option sufficient to satisfy such tax withholding requirements.

         5. None of the Options are transferable (by operation of law or otherwise) by you, other than by will or the laws of descent and distribution. If, in the event of your divorce, legal separation or other dissolution of your marriage, your former spouse is awarded ownership of, or an interest in, all or part of the Options granted hereby to you (the "Awarded Options"), (i) to the extent the Awarded Options are not fully vested, the Awarded Options shall automatically and immediately be forfeited and cancelled unexercised on the date of award and (ii) to the extent the Awarded Options are fully vested, the Company, in its sole discretion, may at any time thereafter cancel the Awarded Options by paying to such former spouse an amount equal to the excess of the aggregate Fair Market Value of the Common Units subject to the Awarded Options over their aggregate Exercise Price.

         6. In the event you terminate employment with the Company and its Affiliates for any reason other than a Qualifying Termination (as defined below), the Options, if fully vested, may be exercised by you (or, in the event of your death, by the person to whom your rights shall pass by will or the laws of the descent and distribution ("Beneficiary")) only during the 30-day period beginning on the later of (x) ________, 20__ or (y) your employment termination date. However, in no event shall the Options be exercisable after _________, 20__. A "Qualifying Termination" means your employment with the Company and its Affiliates is terminated due to your (i) death, (ii) receiving benefits under the Company's long-term disability plan or (iii) retirement with the approval of the Committee on or after reaching age 60. If you cease to be an "active, full-time employee", as determined by the Committee in its sole discretion, without regard as to how your status is treated by the Company for any of its other compensation plans or programs, you will be deemed to have terminated employment with the Company and its Affiliates for purposes of this Agreement.

         7. In the event of a Qualifying Termination, the Options may be exercised by you or, in the event such Qualifying Termination was due to your death, by your Beneficiary at any time during the earlier of (A) one (1) year period after the date of such Qualifying Termination or (B) _________, 20__.

         8. Nothing in the Agreement or in the Plan shall confer any right on you to continue employment with the Company or its Affiliates nor restrict the Company or its Affiliates from termination of your employment at any time. Unless you have a separate written employment agreement with the Company or an Affiliate, you shall continue to be an "at will" employee.

         9. Notwithstanding any other provision of this Agreement, you agree that you will not exercise the Options, and the Company shall not be obligated to deliver to you any Common Units, if counsel to the Company determines such exercise or delivery would violate any law or regulation of any governmental authority or agreement between the Company and any national securities exchange upon which the Common Units are listed.

         10. These Options are subject to the terms of the Plan, which is hereby incorporated by reference as if set forth in its entirety herein, including, without limitation, the ability of the Company, in its discretion, to (x) satisfy its obligations hereunder, in whole or in part, in cash rather than in Common Units and (y) accelerate the termination of the Option. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document.

         11. This grant shall be void and of no effect unless you execute and return this Agreement to the undersigned within 30 days of the above date. It may not be executed on your behalf by any other person. The attached copy of this Agreement is for your records. By execution of this Agreement, you acknowledge that you have received, and had an opportunity to review, prior to the execution of this Agreement, the Plan. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

                                           ENTERPRISE PRODUCTS _________________


                                            By:_________________________________
                                               Name:
                                               Title:

AGREED:

OPTIONEE:

______________________________

Name:
Date:_________________________


Spouse (if married): I acknowledge and agree to the terms of the Plan and this Agreement.

______________________________

Printed Name: ________________
Date:_________________________

                                                                    EXHIBIT 23.1
                                                                    ------------


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Enterprise Products Partners L.P. on Form S-8 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Enterprise Products Partners L.P. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP

Houston,  Texas
May 12, 2000